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                                                                    Exhibit 99.2

                       INFINITY FINANCIAL TECHNOLOGY, INC

                           1993 STOCK INCENTIVE PLAN



     1.   ESTABLISHMENT, PURPOSE AND DEFINITIONS.

          (a) The 1993 Stock Incentive Plan (the "Plan") of INFINITY Financial Technology, Inc., a California corporation (the "Company"), is hereby adopted.

          (b) The purpose of this Plan is to provide incentives to employees, directors, advisors and consultants of the Company and its affiliates (collectively, the "Participants") for increased efforts and successful achievements on behalf of or in the interests of the Company and its affiliates and to maximize the rewards due them for such increased efforts and successful achievements.

          (c) The Plan is intended to provide a means whereby Participants may be given an opportunity to purchase shares of Stock (as defined in Section 3 of the Plan) of the Company pursuant to (i) options which may qualify as incentive stock options (the "incentive stock options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) options which do not qualify as incentive stock options (the "nonqualified stock options").

          (d) The term "affiliates" as used in this Plan means parent or subsidiary corporations, as defined in Section 424(e) and (f) of the Code (but substituting "the Company" for "employer corporation"), including parents or subsidiaries which become such after adoption of the Plan.

     2.   ADMINISTRATION OF THE PLAN.

          (a) The Plan shall be administered by the Board of Directors of the Company(the "Board"). The Board may delegate the responsibility for administering the Plan to a committee (the "Committee"), under such terms and conditions as the Board shall determine. If the Board does not delegate administration of the Plan to the Committee, then each reference in this Plan to "the Committee" shall be construed to refer solely to the Board. The Committee shall consist of two or more members of the Board or such lesser number of members of the Board as permitted by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). From and after the date on which the Stock is registered under Section 12(g) of the Securities Exchange Act of 1934 (the "1934 Act Effective Date"), none of the members of the Committee shall receive, while serving on the Committee, or with respect to any member of the Committee appointed after the 1934 Act Effective Date, during the lesser of
(x) the one year period preceding appointment to the Committee and (y) the period commencing on the 1934 Act Effective Date and terminating on the date of appointment to the Committee, a grant or award of equity securities under (i) the Plan or (ii) any other plan of the Company or its affiliates under which the participants are entitled to acquire Stock (including restricted Stock), stock options, stock bonuses, related rights or stock appreciation rights of the Company or any of its affiliates, other than pursuant to transactions in any such other plan which do not disqualify a director from being a disinterested person under Rule 16b-3. The limitations set forth in this Section 2(a) shall automatically incorporate any additional requirements that may in the future be necessary for the Plan to comply with Rule 16b-3. Members of the Committee shall serve at the pleasure of the Board.

          (b) The Committee may from time to time determine which employees, directors, advisors or consultants of the Company or its affiliates shall be granted options under the Plan, the terms thereof (including without limitation determining whether the options are incentive stock options, the times at which the options shall become exercisable, restrictions on transfer of Stock acquired upon exercise of the options, and whether the Company shall have rights to repurchase such Stock), and the number of shares for which an option or options, may be granted; provided, however, that only nonqualified stock options shall be granted to persons who are not employees of the Company or its affiliates.

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          (c) If rights of the Company to repurchase Stock are imposed, (i) the
Committee may, in its sole discretion, accelerate, in whole or in part, the time for lapsing of any such rights of the Company to repurchase of shares of such Stock, and (ii) the certificates evidencing such shares of Stock, although issued in the name of the Participant concerned, shall be held by the Company or a third party designated by the Committee in escrow subject to delivery to the Participant or to the Company at such times and in such amounts as shall be directed by the Committee under the terms of this Plan and the Participant's option agreement.

          (d) The Committee shall have the sole authority, in its absolute discretion, to (i) adopt, amend and rescind such rules and regulations consistent with the provisions of the Plan as, in its opinion, may be advisable in the administration of the Plan, (ii) construe and interpret the Plan, the rules and regulations, and the instruments evidencing options granted under the Plan and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be binding on all Participants in the Plan.

     3.   STOCK SUBJECT TO THE PLAN.

          (a) Stock shall mean Common Stock of the Company reserved for issuance under this Plan or such stock as may be changed as contemplated by Section 3(c) below. Stock shall include shares drawn and reserved from either the Company's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including without limitation shares repurchased by the Company in the open market.

          (b) Options may be granted under the Plan from time to time to Participants to purchase an aggregate of 3,186,266 shares of Stock. Notwithstanding the foregoing, no option shall be granted under the Plan if, at the time of any such grant, the aggregate number of shares subject to outstanding options and rights to purchase Stock would exceed 30% of the then outstanding shares of the Company. Should one or more outstanding options under this Plan expire or terminate for any reason prior to exercise in full (including any option canceled in accordance with the cancellation-regrant provisions of Section 6(f) of this Plan), then the shares of Stock subject to the portion of each option not so exercised shall be available for subsequent option grants under the Plan. Shares of Stock repurchased by the Company pursuant to any repurchase right shall be available for subsequent option grants (other than incentive stock options) under the Plan. Shares of Stock subject to any option or portion thereof surrendered or canceled in accordance with Section 11 or 12 shall not be available for subsequent option grant under the Plan.

          (c) If there shall be any change in the Stock subject to the Plan, including Stock subject to any option granted hereunder, through merger, consolidation, reorganization, reincorporation stock split, stock dividend or other similar change in the corporate structure of the Company, appropriate adjustments shall be made by the Committee in order to preserve but not to increase the benefits to each Participant, including adjustments in the aggregate number of shares of Stock subject to the Plan and the number of shares of Stock and the price per share subject to outstanding options granted hereunder. Consistent with the foregoing, in the event that the outstanding Stock is changed into another class or series of capital stock of the Company, outstanding options to purchase Stock granted under the Plan shall become options to purchase such other class or series and the provisions of this
Section 3(c) shall apply to such new class or series.

     4.   ELIGIBILITY.

          Persons who shall be eligible to have granted to them options provided for by the Plan shall be such employees, directors, advisors or consultants of the Company and its affiliates as the Committee, in its absolute discretion, determines should be awarded such incentives given the best interests of the Company; provided, however that (i) incentive stock options may only be granted to employees of the Company or its affiliates and (ii) any person holding capital stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation (a "10% shareholder") shall not be eligible to receive incentive stock options unless the exercise price per share of the Stock subject thereto is at least 110% of the fair market value of such Stock on the date the option is granted.

          As used herein, "Continuous Status as an Employee" shall mean the absence of any interruption or termination of the employment relationship by the Company or its affiliates. Continuous Status as an Employee shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave;
(iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise

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pursuant to Company policy adopted from time to time; or (iv) transfers between locations of the Company or between the Company, its affiliates or successor.

     5.   TERMINATION OF OPTION.

          (a) Termination of Employment.  In the event of termination of an
              -------------------------
optionee's advisory or consulting relationship or Continuous Status as an Employee with the Company or its affiliates, as the case may be, such optionee may, but only during the Termination Period specified below, exercise the option to the extent that the optionee was entitled to exercise it at the date of such termination. The Termination Period shall be thirty (30) days (or such longer period of time as the Committee determines, provided that, in the case of an incentive stock option, such determination shall be made at the time of grant of the option and such period of time shall not be more than ninety (90) days) after the date of such termination (but in no event later than the expiration date of the term of such option as set forth in the option agreement). To the extent that the optionee was not entitled to exercise the option at the date of such termination, or if the optionee does not exercise such option to the extent so entitled within the Termination Period, the option shall terminate. No termination shall be deemed to occur and this Section 5 shall not apply if (i) the optionee is an advisor or a consultant who becomes an employee within the Termination Period, or (ii) the optionee is an employee who becomes an advisor or a consultant within the Termination Period. In the case of an optionee who performs services as an advisor or a consultant to the Company or its affiliates on a project-by-project basis, completion of a project shall not constitute termination of the advisory or consulting relationship, regardless of the period of time elapsed before the next project, if any, unless the Committee determines otherwise. Change in status from one type of advisor or consultant to another (e.g., from advisor or consultant to director) shall not constitute termination of the advisory or consulting relationship.

          (b) Disability of Optionee.  Notwithstanding the provisions of Section
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5(a) above, in the event of termination of an optionee's advisory or consulting relationship or Continuous Status as an Employee as a result of optionee's disability (within the meaning of Section 22(e)(3) of the Code), the Optionee may exercise the Option at any time within one year (or such other period of time as the Committee determines, provided that, in the case of an incentive stock option, such determination shall be made at the time of the grant of the option and such period of time shall not be more than twelve (12) months) after such termination, but only to the extent that the Option is exercisable on the date of such termination and does not otherwise expire. Upon termination of an Optionee's employment or other relationship with the Company by reason of the Optionee's disability other than as defined in Section 22(d)(3) of the Code, the Optionee may exercise the Option at any time within six (6) months after such termination, but only to the extent that the Option is exercisable on the date of such termination and does not otherwise expire. To the extent that Optionee was not entitled to exercise the option at the date of termination, or if Optionee does not exercise such option to the extent so entitled within the time specified herein, the option shall terminate.

          (c) Death of Optionee.  In the event of the death of an optionee, the
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option may be exercised, at any time within twelve (12) months (or such other period of time as the Committee determines, provided that, in the case of an incentive stock option, such determination shall be made at the time of grant of the option and such period of time shall not be more than twelve (12) months following the date of optionee's death but in no event later than the expiration date of the term of such option as set forth in the optionee's option agreement), by the optionee's estate or by a person who acquired the right to exercise the option by bequest or inheritance, but only to the extent the optionee was entitled to exercise the option at the date of death. To the extent that optionee was not entitled to exercise the option at the date of termination, or if optionee does not exercise such option to the extent so entitled within the time specified herein, the option shall terminate.

     6.   EXERCISE PRICE FOR OPTIONS GRANTED UNDER THE PLAN.

          (a) The exercise price of a nonqualified stock option granted under the Plan shall be the price determined by the Committee on the date the option is granted; provided, however, that such price shall not be less than 85% of the per share fair market value of such Stock on the date the option is granted.
The exercise price of an incentive stock option shall not be less than 100% of the per share fair market value of the Stock on the date the option is granted; provided, however that the exercise price of incentive stock options granted to any 10% shareholder shall be at least 110% of the per share fair market value of the Stock on the date the option is granted. The price of an incentive stock option or nonqualified stock option granted under the Plan shall be subject to adjustment to the extent provided in Section 3(c).

          (b) The fair market value of the Stock under this Plan shall be determined as follows:

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                (i)     if the Stock is quoted on the NASDAQ National Market
System or listed on a national securities exchange, the last reported sale price or, if no such reported sale takes place on any day, the average of the closing bid and asked prices, or

                (ii)    if such Stock shall not be quoted on such National
Market System nor listed or admitted to trading on a national securities exchange, then the average of the closing bid and asked prices, as reported by The Wall Street Journal for the over-the-counter market, or
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                (iii)   if neither of the foregoing is applicable, then the fair
market value of a share of Stock shall be determined in good faith by the Committee in its reasonable discretion.

     7.   TERMS AND CONDITIONS OF OPTIONS.

          (a) Each option granted pursuant to the Plan shall be evidenced by a written stock option agreement executed by the Company and the Participant to whom such option is granted. The option agreement shall designate whether the option is an incentive stock option or a nonqualified stock option.

          (b) The term of each incentive stock option shall be for no more than ten (10) years, provided, however, that the term of any incentive stock option granted to a 10% shareholder shall not be more than five (5) years, and no incentive stock option shall be granted more than ten (10) years after the earlier of (i) the date the Plan was adopted or (ii) the date the Plan was approved by the Company's shareholders. Notwithstanding the foregoing, no option granted under the Plan may vest at less than 20% per year over five consecutive years.

          (c) If the aggregate fair market value of Stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other plan of the Company or any parent or subsidiary of the Company) exceeds $100,000, the options for the first $100,000 worth of Stock to become exercisable in such calendar year shall be incentive stock options and the options for the amount in excess of $100,000 that becomes exercisable in that calendar year shall be treated as nonqualified stock options.

          (d) The stock option agreement may contain such other terms, provisions and conditions as may be determined by the Committee, provided that they are not inconsistent with this Plan. If an option, or any part thereof, is intended to qualify as an incentive stock option, the stock option agreement shall contain those terms and conditions which are necessary to so qualify it.

          (e) The Committee shall have full power and authority to extend the period of time for which any option granted under the Plan is to remain exercisable following the Participant's cessation of service as an employee, director, advisor or consultant of the Company or its affiliates, including without limitation cessation as a result of such Participant's death or disability (as defined in Section 22(e)(3) of the Code); provided, however, that in no event shall such option be exercisable after the expiration date of the option term specified in such Participant's option agreement covering such option; and provided further that incentive stock options shall not be exercisable more than ninety (90) days following termination of any Participant's employment for any reason other than death or disability (as defined in Section 22(e)(3) of the Code) and more than one year following termination of any Participant's employment due to death or disability (as defined in Section 22(e)(3) of the Code).

          (f) The Committee shall have full power and authority to effect at any time and from time to time, with the consent of the affected Participants, the cancellation of any or all outstanding options under the Plan and to grant in substitution new options under the Plan covering the same or different numbers of shares of Stock with the same or different exercise prices.

          (g) In the event of any Participant's death or disability (as defined in Section 22(e)(3) of the Code), and only in such an event, the Committee shall have full power and authority to accelerate the times at which any options issued under this Plan become exercisable and the times at which any shares of Stock issued under this Plan are no longer subject to transfer restrictions or repurchase rights in favor of the Company.

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     8.   USE OF PROCEEDS.

      Cash proceeds realized from the sale of Stock under the Plan shall constitute general funds of the Company.

     9.   AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN.

          (a) The Committee may at any time suspend or terminate the Plan, and may amend it from time to time in such respects as the Committee may deem advisable, provided, however, that such amendment, suspension or termination complies with all applicable state and federal requirements and requirements of any stock exchange on which the Stock is then listed, including any applicable requirement that the Plan or an amendment to the Plan be approved by the Company's shareholders. The Plan shall terminate on the earlier of (i) ten (10) years from the date the Plan is adopted or (ii) the date on which no additional shares of Stock are available for issuance under the Plan.

          (b) No option may be granted during any suspension or after the termination of the Plan, and no amendment, suspension or termination of the Plan shall, without the Participant's consent, alter or impair any rights or obligations under any option granted under the Plan or any shares issued upon exercise of any option; provided, however, that the Committee shall have the right to amend, suspend or terminate any option to (i) convert outstanding incentive stock options into nonqualified stock options or (ii) provide for a forfeiture of the Participant's rights in the event the Participant competes with the Company or, if the Participant is an employee, in the event the Participant is terminated for cause.

     10.  ASSIGNABILITY OF OPTIONS AND RIGHTS.

          Each option granted pursuant to this Plan shall, during the Participant's lifetime, be exercisable only by him or her, and no option shall be transferable by the Participant by operation of law or otherwise other than by will or the laws of descent and distribution.

     11.  PAYMENT UPON EXERCISE.

          Payment of the purchase price upon exercise of any option granted under this Plan shall be made in whole or in part (a) in cash or, in the discretion of the Committee, (i) by check, (ii) by delivery to the Company of the optionee's promissory note, or (iii) by delivery of shares of Stock owned by optionee for at least six (6) months or such other period as may be required to avoid a charge to the Company's earnings; (b) with such other consideration as the Committee, in its absolute discretion, determines is consistent with the Plan's purpose and applicable law; or (c) in any combination of the foregoing. Any Stock used to exercise options to purchase Stock shall be valued at its fair market value on the date of the exercise of the option. Any notes used to exercise options shall (i) be full recourse, (ii) bear interest at the lowest rate required to avoid imputed interest under federal and state income tax laws,
(iii) be due in no more than five (5) years (subject to acceleration, if the stock option agreement so provides, upon the optionee's termination of employment or service) or upon sale of the Stock, (iv) provide for payment of interest, compounded annually, at maturity, (v) be secured by the shares of Stock in the Company acquired therewith, and (vi) contain such terms as the Committee shall determine. Such consideration also may be paid through a broker-dealer sale and remittance procedure pursuant to which the Participant shall (a) provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable federal and state income and employment taxes required to be withheld by the Company in connection with such purchase and (b) provide written directives to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

     12.  WITHHOLDING TAXES.

          (a) Subject to subsection (b), shares of Stock issued hereunder shall be delivered to a Participant only upon payment in cash by such person to the Company of the amount of any withholding tax which may be imposed thereon under the provisions of the Code as then in effect or any law of any other taxing jurisdiction requiring such withholding tax.

                                       5.
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          (b) The Committee may, under such terms and conditions as it deems appropriate, authorize a Participant to satisfy withholding tax obligations under this Section 12 by delivering shares of Stock or by electing to have the Company withhold from the Stock to be issued to the Participant shares of Stock, in each case having a fair market value equal to the amount of the withholding tax required to be withheld.

     13.  RATIFICATION.

          This Plan and all options issued under this Plan shall be void unless this Plan is approved or ratified by a majority of the votes cast at a shareholder meeting at which a quorum representing at least a majority of the outstanding shares entitled to vote is (either in person or by proxy) present and voting on the Plan within twelve (12) months of the date this Plan is adopted by the Board. No incentive stock option shall be exercisable prior to the date such shareholder approval is obtained.

     14.  LOANS.

          (a) The Committee may, in its discretion, assist any Participant in the exercise of options granted under this Plan, including the satisfaction of any federal and state income and employment tax obligations arising therefrom, by authorizing the extension of a loan from the Company to such Participant.
The terms of any loan (including the interest rate and terms of repayment) will be upon such terms as the Committee specifies in the applicable loan agreement or otherwise deems appropriate under the circumstances. Loans may be granted with or without security or collateral (other than to Participants who are not employees, in which event the loan must be adequately secured by collateral other than the purchased shares). However, the maximum credit available to the Participant may not exceed the exercise or purchase price of the acquired shares of Stock plus any federal and state income and employment tax liability incurred by the Participant in connection with the acquisition of such shares of Stock.

          (b) The Committee may, in its absolute discretion, determine that one or more loans extended under this financial assistance program shall be subject to forgiveness by the Company in whole or in part upon such terms and conditions as the Committee may deem appropriate.

     15.  REGULATORY APPROVALS.

          All actions taken or proposed to be taken pursuant to this Plan shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over this Plan and compliance with all applicable state and federal securities laws and listing requirements of any securities exchange or trading system on which the Stock is then listed or traded.

     16.  NO EMPLOYMENT/SERVICE RIGHTS.

          Neither the action of the Company in establishing this Plan, nor any action taken by the Committee hereunder, nor any provision of this Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Company (or any parent, subsidiary or affiliated corporation) for any period of specific duration, and the Company (or any parent, subsidiary or affiliated corporation retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause.

     17.  MISCELLANEOUS PROVISIONS.

          (a) The right to acquire Stock or other assets under this Plan may not be assigned, encumbered or otherwise transferred by any Participant except pursuant to Section 10 hereinabove.

          (b) The provisions of this Plan shall be governed by the laws of the State of California, as such laws are applied to contracts entered into and performed in such State.

          (c) The provisions of this Plan shall inure to the benefit of, and be binding upon, the Company and its successors or assigns, and the Participants and the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

                                       6.
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          (d) The Company shall provide to each Participant, on a periodic basis
(but not less than annually), financial statements of the Company. The Company may provide other information regarding the Company as determined by the Board in its discretion.

          (e) No Participant shall disclose any confidential information about the Company disclosed to the Participant in his or her capacity as a holder of Options. A Participant may, however, disclose such information to his or her legal and financial advisers in connection with advice to be rendered by them to the Participant, or to any transferee of the Shares, but only if the advisor or transferee agrees not to further disclose such information or to use the information for the benefit of anyone other than the Participant, the transferee as a holder of the Shares, or the Company.

                                       7.